Exhibit 99.2
News Release

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309

Tel: 404 853 1400
Fax: 404 853 1420

AcuityBrands.com
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423
ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND
ATLANTA, March 25, 2011 — The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; “Company”) today declared a quarterly dividend of 13 cents per share. The dividend is payable on May 2, 2011 to shareholders of record on April 18, 2011.
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of luminaires, lighting control systems and related products and services with fiscal year 2010 net sales of over $1.6 billion. The Company’s lighting and system control product lines include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, Antique Street Lamps™, Tersen®, Winona Lighting®, Synergy® Lighting Controls, Sensor Switch®, Lighting Control & Design™, ROAM® and Sunoptics™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America, Europe and Asia.